MICHAEL F. DELUCA
CERTIFIED PUBLIC ACCOUNTANT

MAY 15, 2000

TO WHOM IT MAY CONCERN:

THE FIRM OF MICHAEL F. DELUCA, CPA, CONSENTS TO THE INCLUSION OF MY REPORT OF APRIL 24, 2000, ON THE FINANCIAL STATEMENTS OF HOLLYWOOD ENTERTAINMENT NETWORK, INC. FOR THE QUARTER ENDED MARCH 31, 2000 AND FROM THE INCEPTION DATE OF SEPTEMBER 24, 1998 THROUGH MARCH 31, 2000, IN ANY FILINGS WHICH AR NECESSARY NOW OR IN THE NEAR FUTURE TO BE FILED WITH THE US SECURITIES AND EXCHANGE COMMISSION.

VERY TRULY YOURS

/S/MICHAEL F. DELUCA